                Exhibit 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

                AS ADOPTED PURSUANT TO SECTION 906 OF THE

                SARBANES-OXLEY ACT OF 2002

June 28, 2005

In connection with the filing of the Annual Report on Form 10KSB of Church Loans & Investments Trust, a Texas real estate investment trust, (“the Trust”), for the annual period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (“the Report”), each of the undersigned officers of the Trust certifies that, to the best of the officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of the dates and for the periods expressed in the Report.

By:	/s/ Kelly Archer	By:	/s/ Robert Fowler
	Kelly Archer		Robert Fowler
	President and CEO (Principal Executive Officer)		Senior Vice-President and CFO (Principal Financial and Accounting Officer)